SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 23, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9117	36-3425828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address of Principal Executive Offices)(Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On June 23, 2004, Ryerson Tull, Inc. issued a press release announcing that the Board of Directors declared cash dividends of 5 cents per share on the Corporation’s Common Stock and 60 cents per share on the Series A $2.40 Cumulative Convertible Preferred Stock. The dividends will be payable on August 1, 2004, to holders of record of such stock at the close of business on July 9, 2004. The press release attached hereto as an exhibit is incorporated by reference in answer to this Item 5.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.
99.1	Press release dated June 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: June 23, 2004	By:	/s/Lily L. May
Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 23, 2004